Pricing Agreement
                                -----------------

                                                                  March 27, 2003

Morgan Stanley & Co. Incorporated
As Representative of the several
Underwriters named in Schedule I hereto
         1585 Broadway
      New York, New York 10036


Ladies and Gentlemen:

         Regency Centers Corporation, a Florida corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 27, 2003 (the "Underwriting Agreement"), between the Corporation and Morgan Stanley & Co. Incorporated to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.



                                        Very truly yours,


                                        Regency Centers Corporation




                                        By:

                                            Name:
                                            Title:





Accepted as of the date hereof:

Morgan Stanley & Co. Incorporated



By:   . . . . . . . . . . . . . . . .

On behalf of each of the Underwriters

                                   SCHEDULE I
                                                                Principal
                Underwriter                                     Amount of
                -----------                                     Designated
                                                                Securities
                                                                  to be
                                                                Purchased
                                                                ---------

Morgan Stanley & Co. Incorporated.                           $13,281,250.00
Prudential Securities Incorporated                           $13,281,250.00
Salomon Smith Barney Inc.                                    $13,281,250.00
Wachovia Securities, Inc.                                    $13,281,250.00
Goldman, Sachs & Co.                                         $ 7,500,000.00
J.P. Morgan Securities Inc.                                  $ 7,500,000.00
A.G. Edwards & Sons, Inc.                                    $   250,000.00
Banc of America Securities LLC.                              $   250,000.00
BB&T Capital Markets, Inc.                                   $   250,000.00
Bear, Stearns & Co. Inc.                                     $   250,000.00
CIBC World Markets Corp.                                     $   250,000.00
Commerzbank Capital Markets Corp.                            $   250,000.00
Credit Suisse First Boston LLC.                              $   250,000.00
Dain Rauscher Incorporated.                                  $   250,000.00
Deutsche Bank Securities Inc.                                $   250,000.00
Fahnestock & Co. Inc.                                        $   250,000.00
H&R Block Financial Advisors, Inc.                           $   250,000.00
J.J.B. Hilliard, W.L. Lyons, Inc.                            $   250,000.00
Legg Mason Wood Walker, Incorporated.                        $   250,000.00
Quick & Reilly, Inc.                                         $   250,000.00
Charles Schwab & Co., Inc.                                   $   250,000.00
TD Waterhouse Investor Services, Inc.                        $   250,000.00
U.S. Bancorp Piper Jaffray Inc.                              $   250,000.00
Wells Fargo Van Kasper, LLC.                                 $   250,000.00
Advest Inc.                                                  $   125,000.00
Robert W. Baird & Co. Incorporated.                          $   125,000.00
Banc One Capital Markets, Inc.                               $   125,000.00
William Blair & Co.                                          $   125,000.00
Davenport & Company LLC.                                     $   125,000.00
D.A. Davidson & Co.                                          $   125,000.00
Fifth Third Securities, Inc.                                 $   125,000.00
Janney Montgomery Scott LLC.                                 $   125,000.00
C.L. King & Associates, Inc.                                 $   125,000.00
McDonald Investments Inc.                                    $   125,000.00
McGinn, Smith & Co., Inc.                                    $   125,000.00

Mesirow Financial, Inc.                                      $   125,000.00
Morgan Keegan & Company, Inc.                                $   125,000.00
Parker/Hunter Incorporated.                                  $   125,000.00
Pershing.                                                    $   125,000.00
Ryan, Beck & Co. LLC.                                        $   125,000.00
Southwest Securities, Inc.                                   $   125,000.00
Stifel, Nicolaus & Company Incorporated.                     $   125,000.00
SunTrust Capital Markets, Inc.                               $   125,000.00

                  Total                                      $75,000,000.00

                                   SCHEDULE II

Title of Designated Securities:

         7.45% Depositary Shares representing a one-tenth (1/10th) fractional interest of a share of 7.45% Series 3 Cumulative Redeemable Preferred Stock, $0.01 par value., deposited with Wachovia Bank, National Association. The Designated Securities include the Depositary Shares and the deposited shares of 7.45% Series 3 Cumulative Redeemable Preferred Stock.

Number of Shares:

         3,000,000

Price to Public:

         $25.00 per depositary share

Purchase Price by Underwriters:

         $24.2125  per depositary share

Form of Designated Securities:

         Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

         Federal (same day) funds

Time of Delivery:

         10 a.m. (New York City time) on April 3, 2003

Dividend Payment Dates:

         March 31, June 30, September 30 and December 31, commencing June 30,
2003

Redemption Provisions:

         The Designated Securities may be redeemed, in whole or in part, at the option of the Company, in the amount of $25.00 per depositary share plus accumulated and unpaid dividends on or after April 3, 2008.

Closing location for delivery of Designated Securities:

         Sullivan & Cromwell LLP, 125 Broad Street, New York, New York

Additional Closing Conditions:

         None

Names and addresses of Representatives:

         Designated Representative:  Morgan Stanley & Co. Incorporated

         Address for Notices, etc.:  1585 Broadway, New York, New York 10036

Other Terms:

         None